EXHIBIT A


                                [NAME OF FUND]


                                DISTRIBUTION PLAN


            Introduction: It has been proposed that the above-captioned investment company (the "Fund") adopt a Distribution Plan (the "Plan") in accordance with Rule 12b-1, promulgated under the Investment Company Act of 1940, as amended (the "Act"), with respect to Service shares of (a) each series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time, or (b) if no series are set forth on such Exhibit, the Fund. Under the Plan, the Fund would pay the Fund's distributor (the "Distributor") for (i) advertising, marketing and distributing Service shares and (ii) providing services to holders of Service shares. The Distributor would be permitted to pay third parties in respect of these services. If this proposal is to be implemented, the Act and said Rule 12b-1 require that a written plan describing all material aspects of the proposed financing be adopted by the Fund.

            The Fund's Board, in considering whether the Fund should implement a written plan, has requested and evaluated such information as it deemed necessary to make an informed determination as to whether a written plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets attributable to the Fund's Service shares for such purposes.

            In voting to approve the implementation of such a plan, the Board members have concluded, in the exercise of their reasonable business judgment and in light of their respective fiduciary duties, that there is a reasonable likelihood that the plan set forth below will benefit the Fund and holders of its Service shares.

            The Plan:  The material aspects of this Plan are as follows:
            --------
                 1. The Fund shall pay to the Distributor a fee at the annual rate set forth on Exhibit A hereto of the value of the Fund's average daily net assets attributable to its Service shares for (i) advertising, marketing and distributing Service shares and (ii) the provision of personal services to shareholders and/or the maintenance of shareholder accounts with respect to such shares. The Distributor may pay third parties a fee in respect of these services. The Distributor shall determine the amounts to be paid to third parties and the basis on which such payments will be made. Payments to third parties are subject to compliance by each such party with the terms of any related Plan agreement between it and the Distributor.

            2. For the purposes of determining the fees payable under this Plan, the value of the Fund's net assets attributable to Service shares shall be computed in the manner specified in the Fund's charter documents as then in effect for the computation of the value of the Fund's net assets attributable to such shares.

            3. The Fund's Board shall be provided, at least quarterly, with a written report of all amounts expended pursuant to this Plan. The report shall state the purpose for which the amounts were expended.

            4. This Plan will become effective at such time as is specified by the Fund's Board, provided the Plan is approved by a majority of the Board members, including a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan.

            5. This Plan shall continue for a period of one year from its effective date, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved at least annually in the manner provided in paragraph 4 hereof.

            6. This Plan may be amended at any time by the Fund's Board, provided that (a) any amendment to increase materially the costs which the Fund may bear pursuant to this Plan shall be effective only upon approval by a vote of the holders of a majority of the Fund's outstanding Service shares, and (b) any material amendments of the terms of this Plan shall become effective only upon approval as provided in paragraph 4 hereof.

            7. This Plan is terminable without penalty at any time by (a) vote of a majority of the Board members who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan, or (b) vote of the holders of a majority of the Fund's outstanding Service shares.

            8. For Funds that are Massachusetts business trusts: The obligations hereunder and under any related Plan agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.


Dated:            October 30, 2000
Effective as of: __________________








                                    EXHIBIT A

                                                 Fee as a Percentage of
Name of Series                                   Average Daily Net Assets 0.25%





                         FORM OF AGREEMENT FOR USE WITH
                   VARIABLE INSURANCE PRODUCT DISTRIBUTORS

Dreyfus Service Corporation
200 Park Avenue
New York, New York 10166

Gentlemen:

We wish to enter into an Agreement with you with respect to our providing certain distribution, advertising and marketing assistance and shareholder services relating to the Service shares of each series of the management investment companies (each a "Fund") set forth on Schedule A hereto, as such Schedule may be revised from time to time, or if no series are set forth on such Schedule, the Fund, for which you are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the "Act"), and the exclusive agent for the continuous distribution of shares of the Funds.

The terms and conditions of this Agreement are as follows:

1. We agree to provide distribution, advertising and marketing assistance relating to the Service shares of the Funds and shareholder services for the benefit of owners of variable annuity contracts and variable life insurance policies (together, "variable insurance products") issued by the [Life Insurance Company Name] (the "Company") through its separate accounts that invest in the Service shares of the Funds ("owners"), which separate accounts are set forth on Schedule B hereto, as such Schedule may be revised from time to time. Such services may include, without limitation: promoting Service shares to owners and prospects; answering owner inquiries about the Funds; assisting in the establishment of information interfaces and selling firm websites and internal systems for Service shares; training of owner relationship personnel and sales agents; providing statements and/or reports showing tax, performance, owner account and other information relating to Service shares; providing portfolio manager commentaries to owners and other interested parties; and providing such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation.

2. We shall provide such office space and equipment, telephone facilities and personnel as is necessary or beneficial for providing the services described in Paragraph 1 of this Agreement.

3. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning any Fund, except those contained in the then current Prospectus furnished to us by you or the Fund.

4. We acknowledge that this Agreement is an agreement entered into pursuant to the Fund's Distribution Plan adopted pursuant to Rule 12b-1 under the Act, and that under such plan, agreements shall become effective for a Fund only when approved by vote of a majority of (i) the Fund's Board of Directors or Trustees, as the case may be (collectively "Directors," individually "Director"), and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the agreement, cast in person at a meeting called for the purpose of voting on such approval.

5. This Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year. For all Funds as to which Board approval of this Agreement is required, such continuance must be approved specifically at least annually by a vote of a majority of (i) the Fund's Board of Directors and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in-person at a meeting called for the purpose of voting on such approval.

6. (a) For any Fund as to which Board approval of this Agreement is required, this Agreement is terminable without penalty, at any time, by a majority of the Fund's Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement or, upon not more than 60 days' written notice, by vote of holders of a majority of the Fund's shares. As to all Funds, this Agreement is terminable without penalty upon 15 days' notice by either party. In addition, you may terminate this Agreement as to any or all Funds immediately, without penalty, if the present investment adviser of such Fund(s) ceases to serve the Fund(s) in such capacity, or if you cease to act as distributor of such Fund(s). For any Fund, this Agreement shall terminate automatically without penalty upon the redemption of the Company's and the separate accounts' investment in the Fund or upon termination of the Fund's obligation to sell Service shares under its participation agreement with the Company. Notwithstanding anything contained herein, if we fail to perform the distribution, advertising, marketing and shareholder servicing functions contemplated herein by you as to any or all of the Funds, this Agreement shall be terminable effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically in the event of its assignment (as defined in the Act).

      (b) This Agreement shall become effective only when accepted and signed by you and when the conditions in Paragraph 4 of this Agreement are satisfied. This Agreement may be amended by you upon 15 days' prior written notice to us, and such amendment shall be deemed accepted by us upon the acceptance of a fee payable under this Agreement after the effective date of any such amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties hereto relating to the subject matter hereof.

7. In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay to us, the fees described in each Fund's Distribution Plan adopted pursuant to Rule 12b-1 under the Act, and Prospectus. In this regard, you shall pay us on a [monthly, quarterly, semi-annual or annual] basis, an amount equal to __ basis points (0.__%) per annum of the average aggregate net asset value of the Service shares of the Funds held by the Company's separate accounts as set forth on Schedule B hereto. For purposes of computing the payment to us, the average aggregate net asset value of the Service shares of the Fund held by each separate account over a [period] shall be computed by totaling the separate account's aggregate investment (Service share net asset value multiplied by the total number of Service shares held by the separate account) on each business day during the [period], and dividing by the total number of business days during such [period]. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement, the Plan and the Fund's participation agreement with the Company are in effect. We agree that no Director, officer or shareholder of the Fund shall be liable individually for the performance of the obligations hereunder or for any such payments.

8. Each party hereby represents and warrants to the other party that: (a) it is a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it was organized; (b) it is duly registered as a broker-dealer with the Securities and Exchange Commission and, to the extent required, with applicable state agencies or authorities having jurisdiction over securities matters, and it is a member of the National Association of Securities Dealers, Inc. (the "NASD"); (c) it will comply with all applicable federal and state laws, and the rules, regulations, requirements and conditions of all applicable regulatory and self-regulatory agencies or authorities in the performance of its duties and responsibilities hereunder; (d) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action, and all other authorizations and approvals (if any) required for its lawful execution and delivery of this Agreement and its performance hereunder have been obtained; and (e) upon execution and delivery by it, and assuming due
      and valid execution and        delivery   by  the  other   party,   this
      Agreement will constitute a valid and binding agreement, enforceable in accordance with its terms.

9. We agree to provide to you and each applicable Fund such information relating to our services hereunder as may be required to be maintained by you and/or such Fund under applicable federal or state laws, and the rules, regulations, requirements or conditions of applicable regulatory and self-regulatory agencies or authorities

10. (a) We agree to indemnify and hold you and your officers and directors, and each Fund and its officers and Directors harmless from any and all loss, liability and expense resulting from our gross negligence or willful wrongful acts under this Agreement, except to the extent such loss, liability or expense is the result of your willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of the reckless disregard of your obligations and duties under this Agreement.

      (b) You agree to indemnify and hold us and our officers and directors harmless from any and all loss, liability and expense resulting from your gross negligence or willful wrongful acts under this Agreement, except to the extent such loss, liability or expense is the result of our willful misfeasance, bad faith or gross negligence in the performance of our duties, or by reason of our reckless disregard of our obligations and duties under this Agreement.

11. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party.

12. All notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telecopier, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at 200 Park Avenue, New York, New York 10166, Attention: General Counsel, and all notices to us shall be given or sent to us at our address which shall be furnished to you in writing on or before the effective date of this Agreement.

13. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                Very truly yours,

                 Name of Broker-Dealer (Please Print or Type)

                                     Address

Date:                                     By:
      ------------------------------         ---------------------------------
                                               Authorized Signature

NOTE: Please sign and return both copies of this Agreement to Dreyfus Service Corporation. Upon acceptance, one countersigned copy will be returned to you for your files.

                                          Accepted:
                                          DREYFUS SERVICE CORPORATION

Date:                                     By:
      ------------------------------         ---------------------------------
                                               Authorized Signature







                                   SCHEDULE A


FUND AND PORTFOLIO NAME























                                   SCHEDULE B

[LIFE INSURANCE COMPANY NAME]  SEPARATE ACCOUNTS






                                      - 4 -
                                                                           DRAFT
                                                                        10/25/00
              FORM OF AGREEMENT FOR USE WITH INSURANCE COMPANIES


Dreyfus Service Corporation
200 Park Avenue
New York, New York 10166

Gentlemen:

We wish to enter into an Agreement with you with respect to our providing distribution, advertising and marketing assistance and shareholder services relating to the Service shares of each series of the management investment companies (each a "Fund") set forth on Schedule A hereto, as such Schedule may be revised from time to time, or if no series are set forth on such Schedule, the Fund, for which you are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the "Act"), and the exclusive agent for the continuous distribution of shares of the Funds.

The terms and conditions of this Agreement are as follows:

1. We agree to provide distribution, advertising and marketing assistance relating to the Service shares of the Funds and shareholder services for the benefit of owners of variable annuity contracts and variable life insurance policies (together, "variable insurance products") we issue through our separate accounts that invest in the Service shares of the Funds ("owners"), which separate accounts are set forth on Schedule B hereto, as such Schedule may be revised from time to time. Such services may include, without limitation: answering owner inquiries about the Funds; establishing information interfaces and websites and internal systems for Service shares; providing assistance and support with regard to the training of owner relationship personnel and sales agents; providing statements and/or reports showing tax, performance, owner account and other information relating to Service shares; providing portfolio manager commentaries to owners and other interested parties; and providing such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation.

2. We shall provide such office space and equipment, telephone facilities and personnel as is necessary or beneficial for providing the services described in Paragraph 1 of this Agreement.

3. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning any Fund, except those contained in the then current Prospectus furnished to us by you or the Fund.

4. We acknowledge that this Agreement is an agreement entered into pursuant to the Fund's Distribution Plan adopted pursuant to Rule 12b-1 under the Act, and that under such plan, agreements shall become effective for a Fund only when approved by vote of a majority of (i) the Fund's Board of Directors or Trustees, as the case may be (collectively "Directors," individually "Director"), and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the agreement, cast in person at a meeting called for the purpose of voting on such approval.

5. This Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year. For all Funds as to which Board approval of this Agreement is required, such continuance must be approved specifically at least annually by a vote of a majority of (i) the Fund's Board of Directors and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in-person at a meeting called for the purpose of voting on such approval.

6. (a) For any Fund as to which Board approval of this Agreement is required, this Agreement is terminable without penalty, at any time, by a majority of the Fund's Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement or, upon not more than 60 days' written notice, by vote of holders of a majority of the Fund's shares. As to all Funds, this Agreement is terminable without penalty upon 15 days' notice by either party. In addition, you may terminate this Agreement as to any or all Funds immediately, without penalty, if the present investment adviser of such Fund(s) ceases to serve the Fund(s) in such capacity, or if you cease to act as distributor of such Fund(s). For any Fund, this Agreement shall terminate automatically without penalty upon the redemption of our investment and our separate accounts' investment in the Fund or upon termination of the Fund's obligation to sell Service shares under its participation agreement with us. Notwithstanding anything contained herein, if we fail to perform the distribution, advertising, marketing and shareholder servicing functions contemplated herein as to any or all of the Funds, this Agreement shall be terminable effective upon receipt of notice thereof by us. This
      Agreement also shall terminate automatically in the event of its assignment (as defined in the Act).

      (b) This Agreement shall become effective only when accepted and signed by you and when the conditions in Paragraph 4 of this Agreement are satisfied. This Agreement may be amended by you upon 15 days' prior written notice to us, and such amendment shall be deemed accepted by us upon the acceptance of a fee payable under this Agreement after the effective date of any such amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties hereto relating to the subject matter hereof.

7. In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay to us, the fees described in each Fund's Distribution Plan adopted pursuant to Rule 12b-1 under the Act, and Prospectus. In this regard, you shall pay us on a [monthly, quarterly, semi-annual or annual] basis, an amount equal to __ basis points (0.__%) per annum of the average aggregate net asset value of the Service shares of the Funds held by our separate accounts as set forth on Schedule B hereto. For purposes of computing the payment to us, the average aggregate net asset value of the Service shares of the Fund held by each separate account over a [period] shall be computed by totaling the separate account's aggregate investment (Service share net asset value multiplied by the total number of Service shares held by the separate account) on each business day during the [period], and dividing by the total number of business days during such [period]. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement, the Plan and the Fund's participation agreement with us are in effect. We agree that no Director, officer or shareholder of the Fund shall be liable individually for the performance of the obligations hereunder or for any such payments.

8. Each party hereby represents and warrants to the other party that: (a) it is a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it was organized; (b) it will comply with all applicable federal and state laws, and the rules, regulations, requirements and conditions of all applicable regulatory and self-regulatory agencies or authorities in the performance of its duties and responsibilities hereunder; (c) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action, and all other authorizations and approvals (if any) required for its lawful execution and delivery of this Agreement and its performance hereunder have been obtained; and
      (d) upon execution and delivery by it, and assuming due and valid execution and delivery by the other party, this Agreement will constitute a valid and binding agreement, enforceable in accordance with its terms.

9. We represent and warrant that the services we agree to render under this Agreement are not services for which we deduct fees and charges under the variable insurance products investing in the Service shares or for which we are paid compensation pursuant to another arrangement.

10. We agree to provide to you and each applicable Fund such information relating to our services hereunder as may be required to be maintained by you and/or such Fund under applicable federal or state laws, and the rules, regulations, requirements or conditions of applicable regulatory and self-regulatory agencies or authorities.

11. (a) We agree to indemnify and hold you harmless and your officers and directors, and each Fund and its Directors from any and all loss, liability and expense resulting from our gross negligence or willful wrongful acts under this Agreement, except to the extent such loss, liability or expense is the result of your willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of the reckless disregard of your obligations and duties under this Agreement.

      (b) You agree to indemnify and hold us and our officers and directors harmless from any and all loss, liability and expense resulting from your gross negligence or willful wrongful acts under this Agreement, except to the extent such loss, liability or expense is the result of our willful misfeasance, bad faith or gross negligence in the performance of our duties, or by reason of our reckless disregard of our obligations and duties under this Agreement.

12. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party.

13. All notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telecopier, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at 200 Park Avenue, New York, New York 10166, Attention: General Counsel, and all notices to us shall be given or sent to us at our address which shall be furnished to you in writing on or before the effective date of this Agreement.

14. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.


                                Very truly yours,

                 Name of Broker-Dealer (Please Print or Type)


                                     Address


Date:                                     By:
      ------------------------------         ---------------------------------
                                               Authorized Signature

NOTE: Please sign and return both copies of this Agreement to Dreyfus Service Corporation. Upon acceptance, one countersigned copy will be returned to you for your files.

                                          Accepted:
                                          DREYFUS SERVICE CORPORATION


Date:                                     By:
      ------------------------------         ---------------------------------
                                               Authorized Signature









                                   SCHEDULE A


FUND AND PORTFOLIO NAME






















                                   SCHEDULE B

[LIFE INSURANCE COMPANY NAME]  SEPARATE ACCOUNTS